UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 27, 2011

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-53894 (Commission File Number)	27-0455607 (I.R.S. Employer Identification No.)

3801 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 739-2722

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2011, Tropicana Las Vegas, Inc. (“TLV”) entered into a consulting services agreement (the “Agreement”) with Mr. Michael A. Ribero, an independent director of Tropicana Las Vegas Hotel and Casino, Inc., pursuant to which Mr. Ribero will provide consulting services to TLV in connection with potential marketing initiatives of TLV.  The Agreement, which has a term from September 1 to December 31, 2011, provides for Mr. Ribero to receive $12,500 per month, plus performance bonuses at TLV’s discretion, and reimbursement of all reasonable business expenses incurred on behalf of TLV.  Mr. Ribero will hold the title of Strategic Advisor, Office of the Chairman.

The above description of the Agreement is qualified in its entirety by reference to the Agreement attached as Exhibit 10 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description
10	Consulting Services Agreement, dated September 29, 2011, between Tropicana Las Vegas, Inc. and Mr. Michael A. Ribero.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tropicana Las Vegas Hotel and Casino, Inc.

Date: October 3, 2011	By:	/s/ Joanne M. Beckett
	Name:	Joanne M. Beckett
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10	Consulting Services Agreement, dated September 29, 2011, between Tropicana Las Vegas, Inc. and Mr. Michael A. Ribero.